Exhibit 99.1

Conn's, Inc. Commences Registered Exchange Offer for 7.250% Senior Notes Due 2022

THE WOODLANDS, Texas--(BUSINESS WIRE)--April 27, 2015--Conn’s, Inc. (NASDAQ:CONN), a specialty retailer of furniture, mattresses, home appliances, consumer electronics and home office products and provider of consumer credit, today announced an offer to exchange (“Exchange Offer”) up to $250 million aggregate principal amount of its unregistered 7.250% Senior Notes due 2022 (the “Old Notes”) that it issued in July 2014 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), for an equivalent amount of 7.250% Senior Notes due 2022 (“Exchange Notes”) that have been registered under the Securities Act.

The sole purpose of the Exchange Offer is to fulfill Conn’s, Inc.’s obligations under the registration rights agreement entered into with the holders of the Old Notes in connection with our July 2014 offering. Conn’s, Inc. will not receive any proceeds from the issuance of the Exchange Notes. The Exchange Offer will expire at 5:00 p.m. New York City time, on May 29, 2015, unless extended. Tenders of the Old Notes must be made before the Exchange Offer expires and may be withdrawn at any time before the Exchange Offer expires. Old Notes that are not exchanged will continue to be subject to the existing restrictions on transfer.

The terms of the Exchange Offer are set forth in Conn’s, Inc.’s prospectus dated April 24, 2015. Documents related to the Exchange Offer, including the prospectus and the associated letter of transmittal, have been filed with the Securities and Exchange Commission, and may be obtained from the exchange agent, U.S. Bank National Association, at the following address:

U.S. Bank National Association Corporate Trust Services
5555 San Felipe Street
Suite 1150
Houston, Texas 77056

Attention: Mauri Cowen

or by facsimile at (713) 235-9213

or by telephone at (713) 235-9206

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Old Notes or the Exchange Notes, or any other securities. The Exchange Offer is being made only pursuant to the prospectus dated April 24, 2015, and only to such persons in such jurisdictions as is permitted under applicable law.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include information concerning the Company’s future financial performance, business strategy, plans, goals and objectives. Statements containing the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “project”, “should”, or the negative of such terms or other similar expressions are generally forward-looking in nature and not historical facts. Although we believe that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, we can give no assurance that such statements will prove to be correct, and actual results may differ materially. A wide variety of potential risks, uncertainties, and other factors could materially affect the Company’s ability to achieve the results either expressed or implied by the Company’s forward-looking statements including, but not limited to: general economic conditions impacting the Company’s customers or potential customers; the Company’s ability to execute a sale of its loan portfolio or another strategic transaction on favorable terms; the Company’s ability to continue existing customer financing programs or to offer new customer financing programs; changes in the delinquency status of the Company’s credit portfolio; unfavorable developments in ongoing litigation; increased regulatory oversight; higher than anticipated net charge-offs in the credit portfolio; the success of the Company’s planned opening of new stores and the updating of existing stores; technological and market developments and sales trends for the Company’s major product offerings; the Company’s ability to protect against cyber-attacks or data security breaches and to protect the integrity and security of individually identifiable data of the Company’s customers and employees; the Company’s ability to fund the Company’s operations, capital expenditures, debt repayment and expansion from cash flows from operations, borrowings from the Company’s revolving credit facility, and proceeds from accessing debt or equity markets; and the other risks detailed in the Company’s most recent SEC reports, including but not limited to, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions or update to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONN-G

CONTACT:
S.M. Berger & Company
Andrew Berger, (216) 464-6400